Filed Pursuant to Rule 424(b)(3)

Registration No. 333-276774

PROSPECTUS SUPPLEMENT

(to Prospectus dated February 5, 2024)

4,755,556 American Depositary Shares representing 47,555,560

Ordinary Shares

Kazia Therapeutics Limited

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated February 5, 2024 (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-276774), with the information contained in our current report on Form 6-K, furnished to the Securities and Exchange Commission on May 17, 2024 (the “May 17, 2024 Form 6-K”). Accordingly, we have attached the May 17, 2024 Form 6-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

The ADSs are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “KZIA.” On May 16, 2024, the last reported sale price of the ADSs on Nasdaq was $0.2943 per ADS.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9 of the Prospectus and the “Risk Factors” in “Item 3. Key Information—D. Risk Factors” of our most recent Annual Report on Form 20-F, which is incorporated by reference in the Prospectus, as well as in any other recently filed reports and, if any, in any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 17, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of May, 2024

Commission File Number 000-29962

Kazia Therapeutics Limited

(Translation of registrant’s name into English)

Three International Towers Level 24 300 Barangaroo Avenue Sydney NSW 2000

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F ☒     Form 40-F ☐

INFORMATION CONTAINED IN THIS FORM 6-K REPORT

As previously reported, on December 5, 2023, Kazia Therapeutics Limited (the “Company”) issued a warrant (the “Existing Warrant”) to purchase up to 4,444,445 American Depositary Shares (the “ADSs”), each represented by ten (10) ordinary shares, no par value per share (the “Ordinary Shares”), of the Company, at an exercise price of $0.583 per ADS as part of a private placement to an institutional investor (the “Investor”).

On May 17, 2024, the Investor agreed to waive (the “Waiver”) the restriction in Section 4.11(b) of that certain Securities Purchase Agreement, dated November 30, 2023, by and between the Company and the Investor, solely in order to permit the Company to enter into and perform the transactions contemplated by that certain Purchase Agreement, by and between Kazia Therapeutics Limited and Alumni Capital LP, dated April 19, 2024, including the issuance of any securities as contemplated thereby. In connection the Waiver, on May 17, 2024, the Company entered into a Warrant Amendment and New Warrant Issuance Agreement (the “Warrant Amendment and New Warrant Issuance Agreement”) with the Investor wherein the Company agreed to issue a new warrant (the “Warrant”) to the Investor to purchase up to 1,100,000 ADSs (the “Warrant ADSs”) at an exercise price of $0.27 per ADS and amend the Existing Warrant to reduce the Exercise Price (as defined in the Existing Warrant) to $0.27 per ADS. The other terms and conditions of the Existing Warrant shall remain in full force and effect. The Warrant and Warrant ADSs have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Warrant was issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

Pursuant to the terms of the Warrant Amendment and New Warrant Issuance Agreement, the Company has agreed to file a registration statement on Form F-1 (or other appropriate form) to register for resale the Warrant ADSs and Ordinary Shares issuable upon exercise of the Warrant ADSs on or before the 60th calendar day following the date of the Warrant Amendment and New Warrant Issuance Agreement (the “Resale Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Resale Registration Statement to become effective within 90 calendar days following the date of the Warrant Amendment and New Warrant Issuance Agreement and to keep the Resale Registration Statement effective at all times until the Investor (and its successors and assigns) ceases to own the Warrant or Warrant ADSs issuable upon exercise thereof.

Upon the occurrence of a Fundamental Transaction (as defined in the Warrant), the Warrant are subject to mandatory redemption for cash consideration equal to the Black Scholes Value (as defined in the Warrant) of such portion of the Warrant to be redeemed.

Copies of the Warrant Amendment and New Warrant Issuance Agreement and form of Warrant are attached hereto as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Warrant Amendment and New Warrant Issuance Agreement and form of Warrant are subject to, and qualified in their entirety by, such documents.

The Company hereby incorporates by reference the information contained herein, including the exhibits attached hereto, into the Company’s registration statements on Form F-3 (File No. 333-259224 and 333-276091).

EXHIBIT LIST

Exhibit	Description

4.1	Form of Warrant

10.1	Warrant Amendment and New Warrant Issuance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Kazia Therapeutics Limited (Registrant)

/s/ John Friend

John Friend
Chief Executive Officer

Date: 17 May 2024

Exhibit 4.1

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

KAZIA THERAPEUTICS LIMITED

Number of American Depositary Shares: _________

Issue Date: __________, 2024

THIS WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, ___________________. or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after ________ 2024 (the “Initial Exercise Date”) on or prior to 5:00 p.m. (New York City time) on __________ (the “Termination Date”) but not thereafter, to subscribe for and purchase from Kazia Therapeutics Limited, a company incorporated under the laws of Australia (the “Company”), up to ________________ ordinary shares, no par value per share (the “Ordinary Shares”), of the Company (the “Warrant Shares”) represented by _______________ American Depositary Shares (each, an “ADS” and, collectively, the “ADSs” and the ADSs issuable upon exercise of this Warrant, the “Warrant ADSs”), as subject to adjustment hereunder. The purchase price of one Warrant ADS shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Warrant Amendment and New Warrant Issuance Agreement (the “Warrant Amendment and New Warrant Agreement”), dated May 17, 2024, by and between the Company and Armistice Capital Master Fund Ltd.

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Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the ADS Standard Settlement Period (as defined in Section 2(d)(i) herein) or Ordinary Share Standard Settlement Period (as defined in Section 2(d)(ii) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant ADSs specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company shall have no obligation to inquire with respect to or otherwise confirm the authenticity of the signature(s) contained on any Notice of Exercise nor the authority of the person so executing such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per ADS under this Warrant shall be $0.27, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant ADSs by the Holder, then, to the extent not prohibited by Australian law, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

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(A) =

as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =

the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the bid price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADSs so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or

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OTCQX and if prices for the ADSs are then reported on the Pink Open Market (“Pink Market”) operated by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

If Warrant ADSs are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant ADSs being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant ADSs Upon Exercise. If the ADSs are listed on the Trading Market, the Company shall deliver any Warrant ADSs subject to the Exercise Notice under this Section 2(d)(i). The Company shall deposit the Warrant ADSs subject to such exercise with The Bank of New York Mellon, the Depositary for the issuance of the Warrant ADSs (the “Depositary”) and instruct the Depositary to (x) credit the account of the Holder’s or its designee’s account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Depositary is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant ADSs to or resale of the Warrant ADSs by the Holder or (B) the Warrant ADSs are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), (y) deliver the number of Warrant ADSs to which the Holder is entitled pursuant to such Exercise Notice to a restricted book-entry account registered in the name of the exercising Holder and maintained on the books of the Depositary in accordance with the applicable ADS delivery order, or (z) otherwise by physical or electronic delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company, and (iii) the number of Trading Days comprising the ADS Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”). If the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of an ADS

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on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after the Warrant ADS Delivery Date) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise. As used herein, “ADS Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of Warrant Shares Upon Exercise. If the Ordinary Shares are listed on the Trading Market, the Company shall deliver any Warrant Shares subject to the Exercise Notice under this Section 2(d)(ii). The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its DWAC system if the Company’s Transfer Agent is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical or electronic delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Ordinary Share Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a Transfer Agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Ordinary Share Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Exercise.

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iii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv. Rescission Rights. If the Company fails to (A) cause the Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, or (B) to cause the Company’s Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(ii) by the Warrant Share Delivery Date, as applicable, then the Holder will have the right to rescind such exercise.

v. Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs or Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to deliver to the Holder the Warrant ADSs in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date, or if the Company fails to cause its Transfer Agent to deliver to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(ii) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs or Ordinary Shares, as applicable, to deliver in satisfaction of a sale by the Holder of the Warrant ADSs or Warrant Shares, as applicable, which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including reasonable and customary brokerage commissions, if any) for the ADSs or Warrant Shares, as applicable, so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs or Warrant Shares, as applicable, that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant ADSs or Warrant Shares, as applicable, for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs or Ordinary Shares, as applicable, that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs or Ordinary Shares, as applicable, having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice

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indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs or Ordinary Shares, as applicable, upon exercise of the Warrant as required pursuant to the terms hereof; provided that the Depositary may close its books to deposits of shares for issuance of ADSs at its discretion in accordance with the terms of the Deposit Agreement.

vi. No Fractional Warrant Shares or Warrant ADSs. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS; provided, however the fraction of an ADS shall not be rounded up to the next whole ADS if such rounding results in the issue price being lower than the par value of the ADS.

vii. Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary fees for the issuance of the Warrant ADSs and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant ADSs.

viii. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof; provided that the Depositary may close its books to deposits of Ordinary Shares for issuance of ADSs at its discretion in accordance with the terms of the Deposit Agreement.

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ix. Australian Law Requirements. Notwithstanding any provision in this Warrant to the contrary, in no circumstances will the Company be required to issue Warrant Shares underlying the Warrant ADSs if to do so would, or would be reasonably likely in the opinion of the Company, to contravene any applicable laws including the Corporations Act, as amended from time to time. On or before the Warrant ADS Delivery Date, the Company shall, subject to the Corporations Act, issue and allot the Warrant Shares underlying the Warrant ADSs to the Depository’s custodian.:

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, the “Attribution Parties”)), would cause the Attribution Parties to be in breach of the Corporations Act, including without limitation under section 606 of the Corporations Act, or would require the Attribution Parties to notify the Treasurer under section 81 of the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth), or would result in the Attribution Parties beneficially owning in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include Warrant Shares underlying such Warrant ADSs held by the Holder and its Attribution Parties plus the number of Warrant Shares such Warrant ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying the Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are in non-compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations

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promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent Annual Report on Form 20-F, Report of Foreign Private Issuer on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Depositary setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Warrant Shares underlying the Warrant ADSs issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments. Notwithstanding any provision of this Section 3 or generally in this Warrant, the Exercise Price per Warrant, the number of Warrant Shares the subject of each Warrant, or the number of Warrants held shall be subject to adjustment from time to time after the Issue Date upon the occurrence of certain events described in this Section 3.

a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of Ordinary Shares or ADSs, as applicable, or (iv) issues by reclassification Ordinary Shares, ADSs or any capital share of the Company, as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs, as applicable (excluding treasury shares, if any) outstanding immediately before such event

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and of which the denominator shall be the number of Ordinary Shares or ADSs, as applicable outstanding immediately after such event, and the number of Ordinary Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Pro Rata Distributions. For so long as this Warrant is outstanding, then if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares or ADSs as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Ordinary Shares or ADSs are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares or ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

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d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than for the purpose of changing the Company’s name and/or the jurisdiction of incorporation of the Company or a holding company for the Company), (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including any Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares or 50% or more of the voting power of the common equity of the Company (including any Ordinary Shares underlying the ADSs), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs) or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), occurs or is consummated, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share represented by each Warrant ADSs that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares represented by the Warrant ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share (including any Warrant Shares underlying the Warrant ADSs), in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares or ADSs are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the

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Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) will be deemed to have received common equity of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of (1) the 30 day volatility, (2) the 100 day volatility or (3) the 365 day volatility, each of clauses (1)-(3) as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(f) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Trading Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor

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(the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares underlying the Warrant ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Warrant Shares underlying the Warrant ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(f) regardless of (i) whether the Company has sufficient authorized Ordinary Shares for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

e) Change in ADS Ratio; Substitution of Ordinary Shares for ADSs. If after the Issuance Date the ADS ratio is increased or reduced, then the number of Warrant ADSs issuable upon the exercise of this Warrant will be reduced or increased (respectively) in inverse proportion to the change in the ADS ratio of Ordinary Shares per ADS and the Exercise Price per Warrant will be increased or reduced (respectively) in proportion to the change in Ordinary Shares per ADS, so that the total number or Warrant Shares underlying the Warrant ADSs and the aggregate Exercise Price for all Warrants remain unchanged. If the Company elects to list the Ordinary Shares on a Trading Market or the Deposit Agreement covering the ADSs is terminated, this Warrant shall become exercisable for Ordinary Shares and the references herein to ADSs and Warrant ADSs shall instead refer to Ordinary Shares and Warrant Shares, as the case may be. In such event, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares underlying the ADSs for which this Warrant is exercisable immediately prior to such event and of which the denominator shall be the number of ADSs for which this Warrant is exercisable immediately prior to such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.

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f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price or the number of ADSs the subject of each Warrant is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (B) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Notwithstanding the

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foregoing, if (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, or (D) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares (including Warrant Shares underlying the Warrant ADSs) of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, and the Company shall file with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K, or other applicable form, announcing such event; provided that the Company may provide such notice to Holders less than 20 calendar days prior to the applicable record or effective date as long as such Holders do not receive such notice later than any other shareholder of the company or holder of ADSs.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and the provisions of Section 4 of the Warrant Amendment and New Warrant Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued.

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b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 12(f) of the Warrant Amendment and New Warrant Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the issue of the Warrant Shares following the exercise hereof as set forth in Section 2(d)(ii). Upon the issue of the Warrant ADSs following the exercise upon exercise hereof as set forth in Section 2(d)(i), the Holder will have the rights of the holders of ADSs provided in the Deposit Agreement. Unless otherwise provided herein, this Warrant does not confer the right to participate in new issues of Shares without exercising this Warrant. Without limiting the rights of a Holder to receive Warrant ADSs or Warrant Shares, as applicable, on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 2(d)(i), 2(d)(ii) and 2(d)(v), in no event will the Company be required to net cash settle an exercise of this Warrant.

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b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares.

The Company covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the Warrant Shares needed for the Depositary to issue the necessary Warrant ADSs and the underlying Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant ADSs and the underlying Warrant Shares may be issued, and the Warrant Shares delivered, as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable Trading Market upon which the Ordinary Shares or ADSs may be listed. The Company covenants that all Warrant ADSs and the underlying Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid, and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant ADSs above the amount payable

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therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid Warrant ADSs and the underlying Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Warrant Amendment and New Warrant Agreement.

f) Restrictions. The Holder acknowledges that the Warrant ADSs and the underlying Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. Without limiting any other provision of this Warrant or the Warrant Amendment and New Warrant Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Warrant Amendment and New Warrant Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

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j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Expense Reimbursement. The Holder shall be reimbursed by the Company for any fees charged to the Holder by the Depositary in connection with the issuance or holding or sale of the ADSs, Warrant ADSs and/or Warrant Shares.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

KAZIA THERAPEUTICS LIMITED

By:
Name:
Title:

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EXHIBIT A

NOTICE OF EXERCISE

TO:	KAZIA THERAPEUTICS LIMITED

THE BANK OF NEW YORK MELLON

(1) The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted, the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please register and issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

The Warrant ADSs shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
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Address:
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Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address:

Exhibit 10.1

Warrant Amendment and New Warrant Issuance Agreement

This Warrant Amendment and New Warrant Issuance Agreement, dated as of May 17, 2024 (the “Agreement”), is entered into between Kazia Therapeutics Limited, a company incorporated under the laws of Australia (the “Company”), and Armistice Capital Master Fund Ltd. (the “Investor”).

WHEREAS reference is made to (i) that certain Securities Purchase Agreement, dated as of November 30, 2023 (the “Securities Purchase Agreement”), by and between the Company and Investor, and (ii) that certain Ordinary Share Warrant (the “Existing Warrant”) to purchase up to 4,444,445 American Depositary Shares, each representing ten ordinary shares, no par value, of the Company, issued by the Company to the Investor on December 5, 2023.

WHEREAS (i) the Company desires to issue a new warrant to the Investor to purchase up to 1,100,000 ADSs at an exercise price of $0.27 per ADS and amend the Existing Warrant to reduce the Exercise Price (as defined in the Existing Warrant) to $0.27 per ADS and (ii) the Investor desires to grant a limited waiver to the Company under the Securities Purchase Agreement.

NOW THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1:

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement (as defined below), each representing ten (10) Ordinary Shares.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Commission” means the Securities and Exchange Commission.

“Corporations Act” means the Corporations Act 2001 (Cth) (as amended).

“Deposit Agreement” means the Deposit Agreement dated as of June 13, 2016, among the Company, The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon and any successor depositary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Ordinary Shares” means the fully paid ordinary shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“New Warrant Shares” means the Ordinary Shares underlying the New Warrant ADSs.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Securities” means the New Warrant, the New Warrant ADSs and the New Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means any subsidiary of the Company as set forth on Exhibit 8.1 to the Company’s most recently filed annual report on Form 20-F.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares and/or ADSs are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

2. Amendment of Existing Warrant. The Company and the Investor hereby agree to amend the Existing Warrant to reduce the Exercise Price (as defined in the Existing Warrant) to $0.27 per ADS (the “Warrant Amendment”). Except as expressly set forth in this Section 2, the terms and provisions of the Existing Warrant shall remain in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded except by the terms set forth in this Section 2. From and after the effectiveness of the Warrant Amendment, the Company agrees to promptly deliver to the Investor, upon request, an amended Existing Warrant that reflects the Warrant Amendment in exchange for the surrender for cancellation of the Investor’s Existing Warrant to be amended as provided herein.

3. Issuance of New Warrant. The Company hereby agrees to issue to the Investor or its designees a new ordinary share warrant (the “New Warrant”, and together with this Agreement, the “Transaction Documents”) to purchase up to 1,100,000 ADSs (the “New Warrant ADSs”). The New Warrant will be immediately exercisable, have a term of exercise of five and one-half years (5.5) years from the date of issuance, and be exercisable at an exercise price equal to $0.27 per ADS, and will be in the form set forth on Annex A hereto.

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4. Removal of Legends.

(a)

The New Warrant, New Warrant ADSs and New Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the New Warrant, New Warrant ADSs and New Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred New Warrant, New Warrant ADSs and New Warrant Shares under the Securities Act.

(b)	The Investor agrees to the imprinting, so long as is required by this Section 4, of a legend on any of the New Warrant, New Warrant ADSs and New Warrant Shares in substantially the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE DISTRIBUTED OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the New Warrant, New Warrant ADSs and New Warrant Shares to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, the Investor may transfer pledged or secured New Warrant, New Warrant ADSs and New Warrant Shares to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of the New Warrant, New Warrant ADSs and New Warrant Shares may reasonably request in connection with a pledge or transfer of the New Warrant, New Warrant ADSs and New Warrant Shares.

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(c)

Legends on any (including the legend set forth in Section 4(b) hereof) certificates evidencing the New Warrant ADSs and New Warrant Shares shall be removed in connection with any sale or transfer of New Warrant ADSs or New Warrant Shares, as applicable: (i) while a registration statement covering the resale of such security is effective (and not subject to blackout) under the Securities Act and such sale or transfer is in accordance with the plan of distribution described therein, or (ii) following any sale of such New Warrant ADSs or New Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the New Warrant), or (iii) if such New Warrant ADSs or New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrant), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall use commercially reasonable efforts to cause its counsel to issue a legal opinion to the Depositary or if the Ordinary Shares are listed on the Trading Market, the Company’s transfer agent (“Transfer Agent”), as applicable, or the Investor promptly if required by the Depositary or Transfer Agent, as applicable, to effect the removal of the legend hereunder, or if requested by the Investor, respectively, in accordance with the provisions of this Section 4. If all or any portion of an New Warrant is exercised at a time when such New Warrant ADSs or New Warrant Shares may be sold without restriction under Rule 144 (assuming cashless exercise of the New Warrant) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such New Warrant ADSs or New Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4(c), the Company will use commercially reasonable efforts to, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the Investor to the Company or the Depositary of a certificate representing New Warrant ADSs or New Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), receipt of notice of the sale or other permitted disposition and receipt from the Purchaser of a customary seller representation letter and other documentation reasonably requested by the Company, its Depositary or Transfer Agent, as applicable, and the Company’s Depositary or Transfer Agent, as applicable, deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends. The Company shall use commercially reasonable efforts to promptly deliver any instructions required to be delivered to the Depositary or Transfer Agent, as applicable, in accordance with such delivery of book-entry security entitlements. The Company may not make any notation on its records or give instructions to the Depositary or Transfer Agent, as applicable, that enlarge the restrictions on transfer set forth in this Section 4. The Investor hereby agrees that the removal of the restrictive legend pursuant to this Section 4 is predicated upon the Company’s reliance that the Investor will sell any such New Warrant ADSs or New Warrant Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom. New Warrant ADSs or New Warrant Shares subject to legend removal hereunder shall be transmitted by the Depositary to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by such Purchaser. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs, as in effect on the date of delivery of a certificate representing New Warrant ADSs or New Warrant Shares issued with a restrictive legend.

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5. Furnishing of Information. Until the earlier of the time that (i) the Investor no longer owns any Securities, or (ii) the New Warrant has expired, the Company covenants to maintain the registration of the ADSs under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date of this Agreement pursuant to the Exchange Act; provided, however, that this covenant shall not prevent a sale, merger or similar transaction involving the Company. If the Company is not required to file reports with the Commission pursuant to such laws, it will, for so long as the Investor holds the Securities, or the New Warrant has not expired, prepare and furnish to the Investor and make publicly available the information described in Rule 144(c)(2), if the provision of such information will allow resales of the Securities pursuant to Rule 144.

6. Disclosure. If this offer is accepted and this Agreement is executed and delivered to the Company on or before May 17, 2024, the Company shall (i) issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”) on or before 5:30 p.m. (New York City time) on May 17, 2024 or (ii) file a Form 6-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including this Agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of the Press Release and/or Form 6-K, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Investor by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the issuance of the Press Release and/or Form 6-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and the Investor or any of its Affiliates on the other hand, shall terminate. From and after the issuance of the Press Release and/or Form 6-K, the Company represents to the Investor that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not disclosed in the Press Release and/or Form 6-K.

7. Exercise Procedures. The form of Notice of Exercise included in the New Warrant sets forth the totality of the procedures required of the Investor in order to exercise the New Warrant. No additional legal opinion, other information or instructions shall be required of the Investor to exercise the New Warrant. Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required in order to exercise the New Warrant. The Company shall honor exercises of the New Warrant and shall deliver the New Warrant ADSs and New Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

8. Registration Statement. The Company shall prepare and file with the Commission a registration statement on Form F-1 (the “Resale Registration Statement”) relating to the resale of the New Warrant ADSs by the holder of the New Warrant under the Securities Act on or before the 60th calendar day following the date hereof. The Company shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective within 90 calendar days following the date hereof (or, in the event of a “full review” by the Commission, the 120th calendar day following the date hereof hereof) and

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to keep the Resale Registration Statement effective at all times until no holder of the New Warrant owns any New Warrant ADSs or New Warrant Shares. Notwithstanding the above, the Resale Registration Statement shall not be required to be filed until after the effectiveness of the resale registration statement required to be filed pursuant to that certain Purchase Agreement, dated as of April 19, 2024, by and between the Company and Alumni Capital LP.

9. Waiver. The Investor agrees to provide a limited waiver to the Company under the Securities Purchase Agreement, the terms of which are set forth under that certain waiver, dated as of the date of this Agreement, in the form set forth as Annex B to this Agreement.

10. Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor, as of the date of this Agreement:

(a)

Organization and Qualification. The Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing, and, if applicable under the laws of the jurisdiction in which they are formed, in good standing under the laws of the jurisdiction of its incorporation or organization (if the concept of good standing exists in such jurisdiction), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective constitution, certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing (if the concept of good standing exists in such jurisdiction) as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(b)

Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Company’s Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and

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binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)

No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s constitution, certificate or articles of association, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)

Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) application(s) to each applicable Trading Market for the listing of the New Warrant ADSs for trading thereon in the time and manner required thereby, and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(e)

Issuance of the Securities. The New Warrant is duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms free and clear of all liens imposed by the Company. The New Warrant ADSs and the New Warrant Shares, when issued in accordance with the terms of the New Warrant, will be validly issued, fully paid, free and clear of all liens imposed by the Company, other than restrictions on transfer provided for in the Transaction Documents.

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(f)

No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 11, neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of the New Warrant or New Warrant ADSs under the Securities Act or (ii) of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(g)

Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 11, no registration under the Securities Act is required for the issuance of the New Warrants, New Warrant ADSs or New Warrant Shares by the Company to the Investor as contemplated hereby.

11. Representations and Warranties of the Investor. The Investor hereby makes the following representations and warranties to the Company, as of the date of this Agreement:

(a)

Organization; Authority. The Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by it of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Investor. Each Transaction Document to which the Investor is a party has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

Understandings or Arrangements. The Investor is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Investor’s right to sell the Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor understands that the New Warrant, New Warrant ADSs and New Warrant Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring such Securities as principal for his, her or its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell such Securities pursuant to an effective registration statement or otherwise in compliance with applicable federal and state securities laws).

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(c)

Investor Status. At the time the Investor was offered the Securities, it was, and as of the date of this Agreement it is, and on each date on which it exercises all or any portion of the New Warrant, it will be (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act and a “sophisticated investor” or a ”professional investor” for the purposes of sections 708(8) and 708(11) of the Corporations Act, respectively.

(d)

Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)

Access to Information. The Investor acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f)

General Solicitation. The Investor is not being issued the New Warrant, New Warrant ADSs or New Warrant Shares as a result of any advertisement, article, notice or other communication regarding the New Warrant, New Warrant ADSs or New Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to the knowledge of the Investor, any other general solicitation or general advertisement.

12. Miscellaneous

(a)

Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all Depositary fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company to issue New Warrant ADSs (including in connection with any exercise notice delivered by the

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Investor to the Company)), stamp taxes and other taxes and duties levied in connection with the delivery of any securities to the Investor in connection with the Agreement and shall reimburse the Investor for any fees charged to Investor by the Depositary in connection with the issuance of the New Warrant ADSs and/or New Warrant Shares.

(b)

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the time of transmission, if such notice or communication is delivered via email attachment at the email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

(c)

Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page were an original thereof.

(d)	Amendments and Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and Investor.

(e)

Governing Law. The Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

(f)

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (other than by merger). The Investor may assign any or all of its rights under this Agreement to any person to whom the Investor assigns or transfers the Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Investor.”

(g)

Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

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[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

KAZIA THERAPEUTICS LIMITED

By:	/s/ John Friend
Name: John Friend
Title: Chief Executive Officer
Email:

Address for Notices: Three International Towers Level 24 300 Barangaroo Avenue
Sydney, NSW 2000

With a copy to (which shall not constitute notice):

Goodwin Procter LLP 100 Northern Avenue
Boston, MA 02110
Attn: Rob Puopolo

[Signature Page to Warrant Amendment and New Warrant Issuance Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor: ________________________________________________________

Signature of Authorized Signatory of Investor: _________________________________

Name of Authorized Signatory: _______________________________________________

Title of Authorized Signatory: ________________________________________________

Email Address of Authorized Signatory: _________________________________________

Address for Notice to Investor:

Address for Delivery of Warrants to Investor (if not same as address for notice):

Ordinary Warrant ADSs: __________________ Beneficial Ownership Blocker ☐ 4.99% or ☐ 9.99%

EIN Number: _______________________

[Signature Page to Warrant Amendment and New Warrant Issuance Agreement]

Annex A – Form of New Warrant

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES

KAZIA THERAPEUTICS LIMITED

Number of American Depositary Shares: _________

Issue Date: __________, 2024

THIS WARRANT TO PURCHASE ORDINARY SHARES REPRESENTED BY AMERICAN DEPOSITARY SHARES (the “Warrant”) certifies that, for value received, ___________________. or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after ________ 2024 (the “Initial Exercise Date”) on or prior to 5:00 p.m. (New York City time) on __________ (the “Termination Date”) but not thereafter, to subscribe for and purchase from Kazia Therapeutics Limited, a company incorporated under the laws of Australia (the “Company”), up to ________________ ordinary shares, no par value per share (the “Ordinary Shares”), of the Company (the “Warrant Shares”) represented by _______________ American Depositary Shares (each, an “ADS” and, collectively, the “ADSs” and the ADSs issuable upon exercise of this Warrant, the “Warrant ADSs”), as subject to adjustment hereunder. The purchase price of one Warrant ADS shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Warrant Amendment and New Warrant Issuance Agreement (the “Warrant Amendment and New Warrant Agreement”), dated May 17, 2024, by and between the Company and Armistice Capital Master Fund Ltd.

Section 2. Exercise.

a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto as Exhibit A (the “Notice of Exercise”). Within the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the ADS Standard Settlement Period (as defined in Section 2(d)(i) herein) or Ordinary Share Standard Settlement Period (as defined in Section 2(d)(ii) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant ADSs specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company shall have no obligation to inquire with respect to or otherwise confirm the authenticity of the signature(s) contained on any Notice of Exercise nor the authority of the person so executing such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant ADSs available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant ADSs available hereunder shall have the effect of lowering the outstanding number of Warrant ADSs purchasable hereunder in an amount equal to the applicable number of Warrant ADSs purchased. The Holder and the Company shall maintain records showing the number of Warrant ADSs purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant ADSs hereunder, the number of Warrant ADSs available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b) Exercise Price. The exercise price per ADS under this Warrant shall be $0.27, subject to adjustment hereunder (the “Exercise Price”).

c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the Warrant ADSs by the Holder, then, to the extent not prohibited by Australian law, this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant ADSs equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =

as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the federal securities laws) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the ADSs on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two (2) hours thereafter (including until two (2) hours after the close of “regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =

the number of Warrant ADSs that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the bid price of the ADSs for the time in question (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or OTCQX and if prices for the ADSs are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADSs so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the ADSs are then listed or quoted on a Trading Market, the daily volume weighted average price of the ADSs for such date (or the nearest preceding date) on the Trading Market on which the ADSs are then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if the OTCQB Venture Market (“OTCQB”) or the OTCQX Best Market (“OTCQX”) is not a Trading Market, the volume weighted average price of the ADSs for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the ADSs are not then listed or quoted for trading on OTCQB or

OTCQX and if prices for the ADSs are then reported on the Pink Open Market (“Pink Market”) operated by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per ADS so reported, or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

If Warrant ADSs are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the holding period of the Warrant ADSs being issued may be tacked on to the holding period of this Warrant. The Company agrees not to take any position contrary to this Section 2(c).

d) Mechanics of Exercise.

i. Delivery of Warrant ADSs Upon Exercise. If the ADSs are listed on the Trading Market, the Company shall deliver any Warrant ADSs subject to the Exercise Notice under this Section 2(d)(i). The Company shall deposit the Warrant ADSs subject to such exercise with The Bank of New York Mellon, the Depositary for the issuance of the Warrant ADSs (the “Depositary”) and instruct the Depositary to (x) credit the account of the Holder’s or its designee’s account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Depositary is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant ADSs to or resale of the Warrant ADSs by the Holder or (B) the Warrant ADSs are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to Rule 144 (assuming cashless exercise of the Warrants), (y) deliver the number of Warrant ADSs to which the Holder is entitled pursuant to such Exercise Notice to a restricted book-entry account registered in the name of the exercising Holder and maintained on the books of the Depositary in accordance with the applicable ADS delivery order, or (z) otherwise by physical or electronic delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant ADSs to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one (1) Trading Day after delivery of the aggregate Exercise Price to the Company, and (iii) the number of Trading Days comprising the ADS Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant ADS Delivery Date”). If the Company fails for any reason to deliver to the Holder the Warrant ADSs subject to a Notice of Exercise by the Warrant ADS Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant ADSs subject to such exercise (based on the VWAP of an ADS on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after the Warrant ADS Delivery Date) for each Trading Day after such Warrant ADS Delivery Date until such Warrant ADSs are delivered or Holder rescinds such exercise. As used herein, “ADS Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the ADSs as in effect on the date of delivery of the Notice of Exercise.

ii. Delivery of Warrant Shares Upon Exercise. If the Ordinary Shares are listed on the Trading Market, the Company shall deliver any Warrant Shares subject to the Exercise Notice under this Section 2(d)(ii). The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Company’s Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its DWAC system if the Company’s Transfer Agent is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical or electronic delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two (2) Trading Days after the delivery to the Company of the Notice of Exercise, and (ii) the number of Trading Days comprising the Ordinary Share Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Ordinary Shares on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a Transfer Agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Ordinary Share Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Exercise.

iii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant ADSs, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant ADSs called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iv. Rescission Rights. If the Company fails to (A) cause the Depositary to transmit to the Holder the Warrant ADSs pursuant to Section 2(d)(i) by the Warrant ADS Delivery Date, or (B) to cause the Company’s Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(ii) by the Warrant Share Delivery Date, as applicable, then the Holder will have the right to rescind such exercise.

v. Compensation for Buy-In on Failure to Timely Deliver Warrant ADSs or Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Depositary to deliver to the Holder the Warrant ADSs in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant ADS Delivery Date, or if the Company fails to cause its Transfer Agent to deliver to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(ii) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, ADSs or Ordinary Shares, as applicable, to deliver in satisfaction of a sale by the Holder of the Warrant ADSs or Warrant Shares, as applicable, which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including reasonable and customary brokerage commissions, if any) for the ADSs or Warrant Shares, as applicable, so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant ADSs or Warrant Shares, as applicable, that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant ADSs or Warrant Shares, as applicable, for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of ADSs or Ordinary Shares, as applicable, that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases ADSs or Ordinary Shares, as applicable, having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Warrants with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADSs or Ordinary Shares, as applicable, upon exercise of the Warrant as required pursuant to the terms hereof; provided that the Depositary may close its books to deposits of shares for issuance of ADSs at its discretion in accordance with the terms of the Deposit Agreement.

vi. No Fractional Warrant Shares or Warrant ADSs. No fractional Warrant Shares or Warrant ADSs shall be issued upon the exercise of this Warrant. As to any fraction of an ADS which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole ADS; provided, however the fraction of an ADS shall not be rounded up to the next whole ADS if such rounding results in the issue price being lower than the par value of the ADS.

vii. Charges, Taxes and Expenses. Issuance of Warrant ADSs shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant ADSs, all of which taxes and expenses shall be paid by the Company, and such Warrant ADSs shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant ADSs are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Depositary fees for the issuance of the Warrant ADSs and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant ADSs.

viii. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof; provided that the Depositary may close its books to deposits of Ordinary Shares for issuance of ADSs at its discretion in accordance with the terms of the Deposit Agreement.

ix. Australian Law Requirements. Notwithstanding any provision in this Warrant to the contrary, in no circumstances will the Company be required to issue Warrant Shares underlying the Warrant ADSs if to do so would, or would be reasonably likely in the opinion of the Company, to contravene any applicable laws including the Corporations Act, as amended from time to time. On or before the Warrant ADS Delivery Date, the Company shall, subject to the Corporations Act, issue and allot the Warrant Shares underlying the Warrant ADSs to the Depository’s custodian.:

e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, the “Attribution Parties”)), would cause the Attribution Parties to be in breach of the Corporations Act, including without limitation under section 606 of the Corporations Act, or would require the Attribution Parties to notify the Treasurer under section 81 of the Australian Foreign Acquisitions and Takeovers Act 1975 (Cth), or would result in the Attribution Parties beneficially owning in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include Warrant Shares underlying such Warrant ADSs held by the Holder and its Attribution Parties plus the number of Warrant Shares such Warrant ADSs issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares underlying the Warrant ADSs which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates and Attribution Parties) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination and shall have no liability for exercises of this Warrant that are in non-compliance with the Beneficial Ownership Limitation. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Ordinary Shares, a Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent Annual Report on Form 20-F, Report of Foreign Private Issuer on Form 6-K or other public filings filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Depositary setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Holder, the Company shall within one (1) Trading Day confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Warrant Shares underlying the Warrant ADSs issuable upon exercise of this Warrant. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3. Certain Adjustments. Notwithstanding any provision of this Section 3 or generally in this Warrant, the Exercise Price per Warrant, the number of Warrant Shares the subject of each Warrant, or the number of Warrants held shall be subject to adjustment from time to time after the Issue Date upon the occurrence of certain events described in this Section 3.

a) Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a share dividend or otherwise makes a distribution or distributions on its Ordinary Shares or ADSs or any other equity or equity equivalent securities payable in Ordinary Shares or ADSs (which, for avoidance of doubt, shall not include any ADSs issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Ordinary Shares or ADSs into a larger number of Ordinary Shares or ADSs, as applicable, (iii) combines (including by way of reverse share split) outstanding Ordinary Shares or ADSs into a smaller number of Ordinary Shares or ADSs, as applicable, or (iv) issues by reclassification Ordinary Shares, ADSs or any capital share of the Company, as applicable, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares or ADSs, as applicable (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Ordinary Shares or ADSs, as applicable outstanding immediately after such event, and the number of Ordinary Shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Pro Rata Distributions. For so long as this Warrant is outstanding, then if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares or ADSs, by way of return of capital or otherwise (including, without limitation, any distribution of cash, shares or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares or ADSs are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares or ADSs as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Ordinary Share Equivalents or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Ordinary Shares or ADSs (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Ordinary Shares or ADSs acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Ordinary Shares or ADSs are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Ordinary Shares or ADSs as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than for the purpose of changing the Company’s name and/or the jurisdiction of incorporation of the Company or a holding company for the Company), (ii) the Company (or any Subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares (including any Ordinary Shares underlying the ADSs) are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares or 50% or more of the voting power of the common equity of the Company (including any Ordinary Shares underlying the ADSs), (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding Ordinary Shares (including any Ordinary Shares underlying the ADSs) or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), occurs or is consummated, then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share represented by each Warrant ADSs that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of capital stock of the successor or acquiring corporation or of the Company, if the Company is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Warrant Shares represented by the Warrant ADSs for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Ordinary Share (including any Warrant Shares underlying the Warrant ADSs), in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Ordinary Shares or ADSs are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the

Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, that, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, shares or any combination thereof, or whether the holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Ordinary Shares (including any Ordinary Shares underlying ADSs) will be deemed to have received common equity of the Successor Entity (which Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of (1) the 30 day volatility, (2) the 100 day volatility or (3) the 365 day volatility, each of clauses (1)-(3) as obtained from the HVT function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the public announcement of the applicable contemplated Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(f) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Fundamental Transaction and the Termination Date and (E) a zero cost of borrow. The payment of the Black Scholes Value will be made by wire transfer of immediately available funds (or such other consideration) within the later of (i) five Trading Days of the Holder’s election and (ii) the date of consummation of the Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor

(the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(f) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant, a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the Warrant Shares underlying the Warrant ADSs acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Warrant Shares underlying the Warrant ADSs pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall be added to the term “Company” under this Warrant (so that from and after the occurrence or consummation of such Fundamental Transaction, each and every provision of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Successor Entity or Successor Entities, jointly and severally with the Company, may exercise every right and power of the Company prior thereto and the Successor Entity or Successor Entities shall assume all of the obligations of the Company prior thereto under this Warrant and the other Transaction Documents with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein. For the avoidance of doubt, the Holder shall be entitled to the benefits of the provisions of this Section 3(f) regardless of (i) whether the Company has sufficient authorized Ordinary Shares for the issuance of Warrant Shares and/or (ii) whether a Fundamental Transaction occurs prior to the Initial Exercise Date.

e) Change in ADS Ratio; Substitution of Ordinary Shares for ADSs. If after the Issuance Date the ADS ratio is increased or reduced, then the number of Warrant ADSs issuable upon the exercise of this Warrant will be reduced or increased (respectively) in inverse proportion to the change in the ADS ratio of Ordinary Shares per ADS and the Exercise Price per Warrant will be increased or reduced (respectively) in proportion to the change in Ordinary Shares per ADS, so that the total number or Warrant Shares underlying the Warrant ADSs and the aggregate Exercise Price for all Warrants remain unchanged. If the Company elects to list the Ordinary Shares on a Trading Market or the Deposit Agreement covering the ADSs is terminated, this Warrant shall become exercisable for Ordinary Shares and the references herein to ADSs and Warrant ADSs shall instead refer to Ordinary Shares and Warrant Shares, as the case may be. In such event, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares underlying the ADSs for which this Warrant is exercisable immediately prior to such event and of which the denominator shall be the number of ADSs for which this Warrant is exercisable immediately prior to such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.

f) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of an ADS as the case may be. For purposes of this Section 3, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (including Ordinary Shares underlying ADSs, but excluding treasury shares, if any) issued and outstanding.

g) Notice to Holder.

i. Adjustment to Exercise Price. Whenever the Exercise Price or the number of ADSs the subject of each Warrant is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant ADSs and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Exercise by Holder. If (A) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Ordinary Shares or ADSs, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property, or (B) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein. Notwithstanding the foregoing, if (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares or ADSs, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares or ADSs, (C) the Company shall authorize the granting to all holders of the Ordinary Shares or ADSs rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, or (D) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares (including Warrant Shares underlying the Warrant ADSs) of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, and the Company shall file with the Commission pursuant to a Report of Foreign Private Issuer on Form 6-K, or other applicable form, announcing such event; provided that the Company may provide such notice to Holders less than 20 calendar days prior to the applicable record or effective date as long as such Holders do not receive such notice later than any other shareholder of the company or holder of ADSs.

Section 4. Transfer of Warrant.

a) Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d) hereof and the provisions of Section 4 of the Warrant Amendment and New Warrant Agreement, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto as Exhibit B duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three (3) Trading Days of the date on which the Holder delivers an assignment form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant ADSs without having a new Warrant issued.

b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Issue Date of this Warrant and shall be identical with this Warrant except as to the number of Warrant ADSs issuable pursuant thereto.

c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

d) Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144, the Company may require, as a condition of allowing such transfer, that the Holder or transferee of this Warrant, as the case may be, comply with the provisions of Section 12(f) of the Warrant Amendment and New Warrant Agreement.

e) Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant ADSs issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant ADSs or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.

Section 5. Miscellaneous.

a) No Rights as Shareholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the issue of the Warrant Shares following the exercise hereof as set forth in Section 2(d)(ii). Upon the issue of the Warrant ADSs following the exercise upon exercise hereof as set forth in Section 2(d)(i), the Holder will have the rights of the holders of ADSs provided in the Deposit Agreement. Unless otherwise provided herein, this Warrant does not confer the right to participate in new issues of Shares without exercising this Warrant. Without limiting the rights of a Holder to receive Warrant ADSs or Warrant Shares, as applicable, on a “cashless exercise,” and to receive the cash payments contemplated pursuant to Sections 2(d)(i), 2(d)(ii) and 2(d)(v), in no event will the Company be required to net cash settle an exercise of this Warrant.

b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any share certificate relating to the Warrant ADSs, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or share certificate, if mutilated, the Company will make and deliver a new Warrant or share certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or share certificate.

c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d) Authorized Shares.

The Company covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the Warrant Shares needed for the Depositary to issue the necessary Warrant ADSs and the underlying Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant ADSs and the underlying Warrant Shares may be issued, and the Warrant Shares delivered, as provided herein without violation of any applicable law or regulation, or of any requirements of the applicable Trading Market upon which the Ordinary Shares or ADSs may be listed. The Company covenants that all Warrant ADSs and the underlying Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant ADSs in accordance herewith, be duly authorized, validly issued, fully paid, and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant ADSs above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid Warrant ADSs and the underlying Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Warrant Amendment and New Warrant Agreement.

f) Restrictions. The Holder acknowledges that the Warrant ADSs and the underlying Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies, notwithstanding the fact that the right to exercise this Warrant terminates on the Termination Date. Without limiting any other provision of this Warrant or the Warrant Amendment and New Warrant Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Warrant Amendment and New Warrant Agreement.

i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant ADSs, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Ordinary Shares or ADSs or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant ADSs.

l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company, on the one hand, and the Holder of this Warrant, on the other hand.

m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

n) Expense Reimbursement. The Holder shall be reimbursed by the Company for any fees charged to the Holder by the Depositary in connection with the issuance or holding or sale of the ADSs, Warrant ADSs and/or Warrant Shares.

o) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

KAZIA THERAPEUTICS LIMITED

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:	KAZIA THERAPEUTICS LIMITED
THE BANK OF NEW YORK MELLON

(1) The undersigned hereby elects to purchase ________ Warrant ADSs of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

[ ] in lawful money of the United States; or

[ ] if permitted, the cancellation of such number of Warrant ADSs as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant ADSs purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please register and issue said Warrant ADSs in the name of the undersigned or in such other name as is specified below:

The Warrant ADSs shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ________________________________________________________________________

Signature of Authorized Signatory of Investing Entity: _________________________________________________

Name of Authorized Signatory: ___________________________________________________________________

Title of Authorized Signatory: ____________________________________________________________________

Date: ________________________________________________________________________________________

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase Warrant ADSs.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature: __________________

Holder’s Address: ___________________

Annex B – Waiver

Waiver of Lock-up

of

Kazia Therapeutics Limited

May 17, 2024

Kazia Therapeutics Limited

Three International Towers Level 24

300 Barangaroo Avenue

Sydney NSW 2000

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated November 30, 2023 (the “Purchase Agreement”), by and between Kazia Therapeutics Limited (the “Company”) and Armistice Capital Master Fund Ltd. (the “Purchaser”), in connection with the offering and sale of 2,620,000 American Depositary Shares (the “ADSs”), each representing ten ordinary shares of the Company, no par value (the “Ordinary Shares”) at a purchase price of $0.45 per ADS, pre-funded warrants to purchase up to 1,824,445 ADSs, at a purchase price of $0.44 per ADS with an exercise price of $0.01 per ADS, and warrants to purchase up to 4,444,445 ADSs, with an exercise price of $0.583 per ADS (the “Ordinary Share Warrants”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Subject to the terms hereof, and notwithstanding anything contrary to in the Purchase Agreement, the Purchaser hereby waives the restriction in Section 4.11(b) of the Purchase Agreement in order to permit the Company to enter into and perform the transactions contemplated by that certain Purchase Agreement (“Alumni Purchase Agreement”), by and between Kazia Therapeutics Limited and Alumni Capital LP, dated April 19, 2024, including the issuance of any securities as contemplated thereby.

For the avoidance of doubt, such waiver is solely with respect to the Alumni Purchase Agreement, as set forth above, and not with respect to any other action restricted by the Purchase Agreement. For the further avoidance of doubt, except as expressly consented to in the immediately preceding sentence, the Purchase Agreement (including without limitation the restrictions set forth in Section 4.11 therein), shall remain in full force and effect in accordance with its terms.

This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of laws principles thereof.

ARMISTICE CAPITAL MASTER FUND LTD.

By:
Name:
Title:
Date: